FOR IMMEDIATE RELEASE                                         CONTACT
---------------------                                         -------
July 26, 2004                                                 Thomas T. Fleming
                                                              Chairman & CEO
                                                              215-471-2358
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                      CORECARE SYSTEMS, INC. (Symbol: CRCS)
                            COMPANY FILES 8-K REPORT
                    MAJOR SUBSIDIARIES EMERGE FROM BANKRUPTCY
                      KIRKBRIDE REALTY CORPORATION CREATED
                               FISCAL YEAR CHANGE

Philadelphia, PA - ("CRCS"): On June 24, 2004 the major subsidiary of CoreCare Systems, Inc. (the "Company") emerged from Bankruptcy. CoreCare Systems, Inc. major subsidiary, CoreCare Behavioral Health, Inc. d/b/a Kirkbride Center, and its affiliate CoreCare Realty Corporation filed a voluntary petition in Bankruptcy on May 6, 2002 due to an expiring Forbearance Agreement with its mortgage holder and its inability to refinance its outstanding debt. It's Plan of Reorganization became effective June 24, 2004, and on July 8, 2004 the real estate ownership and associated mortgage were transferred to a new wholly owned subsidiary of the corporation, Kirkbride Realty Corporation. Also transferred to Kirkbride Realty Corporation were leases with third party tenants totaling $1,700,000 of annual rents. CoreCare Behavioral Health Management, Inc. will retain its behavioral healthcare licenses and operations and will become a tenant of Kirkbride Realty Corporation. Kirkbride Realty Corporation and other affiliate companies will also serve as guarantors on certain debts of CoreCare Behavioral Health Management, Inc.

At the Effective Time of the Plan, the Company had $2,250,000 on hand from financing and State Tobacco Funds awards. These funds will cover its initial plan requirements thereby reducing liabilities to the IRS, other taxing authorities and administrative costs associated with the Bankruptcy. During its Bankruptcy period the Company was able to extinguish liabilities to GE Credit, Medicare and other payers.

The remaining liabilities have been restructured allowing the Company three years to refinance its first mortgage, and five to ten years to resolve its remaining tax debt and unsecured creditors. The amounts of the repayment obligations are described in the Current Report on Form 8-K the Company is filing contemporaneously with this announcement.

The Company's equity structure did not change as a result of the Reorganization Plan as no new shares were issued, and it retained 100% ownership of its subsidiaries including Kirkbride Realty Corporation.

Since Bankruptcy filing the Company has made steady progress to improve its financial stability:

     o    Third party tenant revenue increased
     o A new subsidiary, CoreCare Food Service, Inc. was created to manage food service contracts with several of the third party tenants, thereby adding new revenue.
     o Quantum Clinical Services Group was re-engineered increasing its revenue base

     o The Hospital reopened 24 acute inpatient psychiatry beds to better serve new payer contracts; this general psychiatry program will allow the Hospital to increase its Medicare payer mix. The Hospital expects to benefit from the recent changes in Medicare reimbursement.

Additionally on July 15, 2004 the Company's Board of Directors changed the Company's fiscal year end from December 31 to June 30. The Company's transition period will be January 1, 2004 to June 30, 2004. A 10-K for this period will be filed once audited financial statements are available. The new fiscal year will be July 1, 2004 through June 30, 2005. This decision was made to recognize the asset restructuring occurring at this time as well as to synchronize the Company's fiscal year with Medical Assistance Cost Report requirements.

The Company `s Reorganization Plan and Disclosure Plan have been included with its 8-K filing with the Securities and Exchange Commission. The Company's Bankruptcy Councel is Janssen Keenan & Ciardi P.C.

The Company intends to work towards filing its required SEC reports, and to that end has re-engaged its former SEC counsel and transfer agent. The Company's corporate office is located at The Blackwell Human Services Campus, 111 North 49th Street, Philadelphia, Pennsylvania 19139.






Note: This release and oral statements made from time to time by Company representatives concerning the same subject matter may contain so-called "forward-looking statements." These statements can be identified by introductory words such as "expects," "anticipates," "plans," "will," "estimates," "forecasts," "projects," or words of similar meaning and by the fact that they do not relate strictly to historical or current facts. Forward-looking statements frequently are used in discussing new or proposed products or services, or future performance. Forward looking statements are often based upon assumptions of future facts or circumstances outside of the Company's control. Many factors may cause actual results to differ from forward-looking statements including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements.